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                                                                      Exhibit 99

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of CheckFree Holdings Corporation and Subsidiaries:

We have audited the consolidated financial statements of CheckFree Holdings Corporation and Subsidiaries as of June 30, 1998 and 1999, and for the years ended June 30, 1997, 1998 and 1999, and have issued our report thereon dated August 9, 1999 (except for Note 22 as to which the date is May 5, 2000); such financial statements and report are included in your 1999 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of CheckFree Holdings Corporation and Subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/Deloitte & Touche LLP

Atlanta, Georgia
August 9, 1999
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                       VALUATION AND QUALIFYING ACCOUNTS

                FOR THE YEARS ENDED JUNE 30, 1997, 1998 and 1999


                                  BALANCE AS     AMOUNT       CHARGES
                                      OF       ASSUMED IN     TO COSTS    CHARGES TO
                                  BEGINNING     BUSINESS        AND         OTHER                   BALANCE AS OF
                                  OF PERIOD    COMBINATION    EXPENSES    DEDUCTIONS   DEDUCTIONS   END OF PERIOD
                                  ----------  ------------   ---------   -----------   ----------   -------------
Allowance for Doubtful Accounts
    1997.....................       $2,279        1,000         9,196           --        8,258         4,217
    1998.....................        4,217          --          3,441           --        4,188         3,470
    1999.....................        3,470          309         1,246           --          595         4,430
Reserve for Returns and Chargebacks
    1997.....................          543          --          1,920           --        1,237         1,226
    1998.....................        1,226          --          2,080           --        1,362         1,944
    1999.....................        1,944          --          1,932           --        2,212         1,664